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                                                                  EXHIBIT 99(ii)




                                                          July 19, 2001


Modern Interactive Technology, Inc.
12910 Culver Blvd.
Suite G
Los Angeles, CA 90066

Attention: Mr. Gary P. Kohn

         Re: Proposed Stock Purchase Agreement ("Agreement") by and among
             Infotopia, Inc., an Ohio corporation ("Infotopia") and Infomercial Management Corporation, a California corporation ("IMC") and Modern Interactive Technology, Inc., a California corporation ("MIT")

         The purpose of this letter agreement (sometimes referred to as "LOI") is to confirm our discussions to date, and to set forth an outline, relating to the proposed Agreement by and among Infotopia, IMC, and MIT, as well as the Shareholders (as defined below).

         IMC and MIT must accept this letter agreement on or before 11:59 p.m., New York City time, on July 19, 2001, in order for this letter agreement to constitute a binding agreement among the parties, in accordance with the terms provided herein.

1.  Acquisition of Stock Option

         Upon the due execution of this letter agreement by IMC and MIT, Infotopia shall pay the sum of One Million Dollars ($1,000,000), payable to Messrs. Dave Richmond, Mark Levine and Gary P. Kohn (collectively, the "Shareholders"), in proportion to the Shareholders' holdings in IMC and MIT. By payment of such amount, Infotopia shall acquire an exclusive option to purchase the stock in IMC and MIT held by the Shareholders. This option to acquire the stock in IMC and MIT held by the Shareholders shall expire at 5:59 p.m., New York City time, on October 15, 2001, unless extended by IMC and MIT in writing prior to such date and time.

         The payment called for by this section shall be made by increasing the inventory and accounts receivable funding loan from IMC to Infotopia, effective June 1, 2001.
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2.  Acquisition of Exclusive Marketing Rights

         No licensing or marketing rights shall be assigned or transferred by IMC or MIT prior to the earlier of (a) the Closing, as defined in paragraph 6(a) below, or (b) January 1, 2002, unless the parties mutually agree to extend the Closing date for the acquisition of the stock of IMC and MIT ("Outside Closing Date").

3.  Co-development Agreement

         As soon as possible after this LOI is signed by all parties, Infotopia shall enter into a co-development agreement with IMC and MIT. As part of such co-development agreement, Infotopia shall pay for all of the research and development costs and expenses and production costs and expenses (collectively "Co-development Costs") for the Projects jointly developed under the co-development agreement(collectively "Projects" and individually "a
Project")and shall reimburse IMC and MIT for all costs and expenses already incurred by MIT and IMC for any Projects that have been started prior to the execution of the co-development agreement, which are continued as part of such agreement. Attached to the co-development agreement shall be list of all Projects (including all Projects existing or in development as of the date hereof, and existing or in development between the date hereof and the date of the co-development agreement), which IMC, MIT and the Shareholders will represent and warrant will be a full and complete list of all Projects. IMC, MIT and the Shareholders agree that any Projects developed, whether in conjunction with Infotopia or not, after the date of this LOI, and while the co-development agreement is in effect, shall be deemed to be Projects. If Infotopia does not acquire the stock of IMC and MIT ("Stock Acquisition") by the Outside Closing Date, then (i) the co-development agreement shall terminate, (ii) IMC and MIT shall be entitled to retain the $1,000,000 option payment, and (iii) all outstanding Projects shall be transferred as follows: (1) Subject to payment by Infotopia of the $4,000,000 payment called for in Section 9(b) hereof (no later than October 15, 2001) and an additional payment of $3,000,000 (no later than January 1, 2002), all Projects (as of January 1, 2002) shall become the property of Infotopia; provided, however, Infotopia shall further assign (as of October 15, 2001, and as per the instructions of the Shareholders) the right to one-third of the net profits from such Projects, the term "net profits" having the same meaning as ascribed to such term in management agreements that have previously entered into between Infotopia and IMC and/or MIT; (2) in the event that Infotopia fails to make the $4,000,000 payment (no later than October 15, 2001, and the additional payment of $3,000,000 no later than January 1, 2002), all Projects shall be transferred as per the instructions of the Shareholders, subject to IMC and MIT reimbursing Infotopia for all of its Co-Development
Costs; provided, however, that IMC and MIT shall not be obligated to reimburse Infotopia for all of its Co-Development Costs and, in such event, all Projects shall remain the property of Infotopia, subject to Infotopia's obligation to continue payment of 1/3 of the net profits from such Projects; provided, further, that IMC and MIT shall have the right to designate fewer than all of the Projects to be transferred as per the Shareholders' instructions, and, in such event, IMC and MIT shall only be obligated to reimburse Infotopia for all
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of its Co-Development Costs directly related to those Projects that are actually transferred.

         While the co-development agreement is in effect, the Shareholders shall provide reasonable nonexclusive consulting services to Infotopia.

4.  Limitation on Asset Transfers

         From and after the date of the due execution of this letter agreement by both IMC and MIT, the Shareholders agree that they shall not cause any material assets or revenue-producing assets to be transferred from either IMC or MIT to any third party, for any purpose whatsoever, other than transactions in the normal course of business and except for all cash, receivables and marketable securities of IMC and MIT which will be transferred out of such entities prior to the Closing. For the purposes of this provision, the term "material asset" means any asset or class of assets that individually or in the aggregate total Twenty-Five Thousand Dollars ($25,000). The foregoing limitation shall terminate upon the earlier of (a) the termination of this LOI, (b) the failure of Infotopia to exercise its option to acquire the stock of IMC and MIT by October 15, 2001 or (c) the Outside Closing Date.

5.  Due Diligence

         Each of Infotopia (on the one hand), and IMC and MIT (on the other hand) shall have the right to conduct due diligence on the other party prior to the execution of any definitive agreement (sometimes referred to as "Agreement").

         In order to accommodate such due diligence review, each party shall grant to the other party's respective representatives access, during normal business hours, to all of their respective books and records, with respect to ownership, properties, and other assets relating to their respective businesses, as the case may be. Each of Infotopia, IMC and MIT agree to conduct their due diligence review in such a manner so as not to interfere unduly with the operation of the business providing the due diligence materials.

         In connection with such a review, each of Infotopia, IMC and MIT, as well as their representatives, shall be permitted to contact and communicate with customers, suppliers, employees and others, provided prior written consent (which shall not be unreasonably withheld) shall have been obtained.

         Infotopia, IMC and MIT agree that they will use all information obtained in such due diligence solely for the purposes of evaluating the transactions contemplated in the Agreement, will hold such information in confidence, and will not disclose such information except to their respective employees, agents and representatives. Said employees, agents and representatives shall be advised of the foregoing obligations by each of the parties. Upon the earlier of (a) the termination of this LOI or (b) if the Stock Acquisition does not close by the Outside Closing Date, each party shall return any documents, records or information of the other, including all copies and discs. The confidentiality requirements shall survive the termination of this LOI.
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         In the event that any party, in the course of its due diligence review, discovers material which makes improbable the material truth or accuracy of the representations and warranties made by the other party, and contained in this letter agreement or the Agreement, the discovering party shall notify the other party in writing of such discovery, and shall give such other party an opportunity to take (or commence in good faith) any necessary remedial action, within ten (10) days of the discovering party's notice. The party required to take such action will have forty-five (45) days from its commencement to complete such remedial action.

6.  Conditions to the Consummation of the Transaction

         The following provisions set forth the conditions to the obligations of Infotopia, IMC and MIT to consummate the transactions contemplated by this letter agreement and the Agreement.

         (a) If the Agreement is executed and delivered, all of the representations and warranties of the respective parties set forth in the Agreement shall be true and correct in all material respects, and all agreements of the respective parties set forth in the Agreement have been performed in all material respects as of the closing of the transactions contemplated by the Agreement ("Closing").

         (b) All consents and approvals required by law and contract have been obtained, including, without limitation, director and shareholder approval and any approvals required by third parties, and all necessary governmental and exchange filings having been made including, without limitation, appropriate filings with the United States Securities and Exchange Commission.

         (c) A written fairness opinion has been rendered by an independent third party chosen by Infotopia, at Infotopia's expense, and such opinion has been approved by the Shareholders. Such fairness opinion shall opine as to the fairness of the Purchase Price and the transaction contemplated by the Agreement. In the event that such independent third party shall determine that the fair market value of the stock being purchased from the Shareholders is less than the Purchase Price contemplated under the Agreement, each party shall have an absolute right to terminate this LOI by giving written notice to the other, non-terminating party; provided however, in such event IMC and MIT shall be entitled to keep the $1,000,000 option payment referred to, inter alia, in
Section 1 of this LOI. In the alternative and by mutual agreement, the parties may elect to negotiate with each other, in good faith, for an appropriate reduction of such Purchase Price, consistent with the disparity between the Purchase Price and the appraised aggregate fair market value, on mutually agreeable terms.

         (d) The Closing date for the transactions contemplated by the Agreement may be no earlier than October 15, 2001.

         (e) In accordance with paragraph 11, below, Counsel for Infotopia shall have rendered an opinion with respect to the securities law implications of the
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transactions contemplated by the Agreement, including, but not limited to, any implications of Section 10(b)(5) of the Securities Exchange Act of 1934.

         (f) The transaction shall be structured to produce long-term capital gain treatment for the Shareholders

7.  Contents of the Agreement

         Each of Infotopia, IMC and MIT agree, as soon as reasonably practicable after the due execution of this letter agreement, to use their reasonable best efforts to negotiate, execute and deliver the Agreement, which shall be consistent with, and shall reflect the terms set forth in, this letter agreement.

         Among other things, the Agreement shall contain provisions that include:

         (a) Representations, warranties and agreement of the parties that are customary and appropriate for a transaction of the type and size contemplated by the Agreement. Specifically, each of the parties shall represent, among other things, that other than as set out in the Agreement, there are no pending material claims or suits against it or its assets, it has performed in all material respects all of its contractual obligations and has been in compliance in all material respects with all applicable laws, and it has no undisclosed material liabilities;

         (b) Normal and customary mutual indemnification provisions;

         (c) Confidentiality, non-diversion of customers and suppliers, and non-competition covenants on the part of each of Infotopia, IMC and MIT;

         (d) Approval of the transactions contemplated by the Agreement by the boards of directors of each of Infotopia, IMC and MIT, and by the holders of a majority of the stock of each of Infotopia, IMC and MIT;

         (e) Provisions to the effect that Infotopia shall pledge its assets as collateral for Infotopia's obligations to the Shareholders, provided, however, that the Shareholders expressly agree to take any action whatsoever to subordinate their interests in Infotopia's assets to any lender of Infotopia and/or to discharge such security interest if required by an underwriter for an underwritten equity or debt offering to raise not less than $10 million in gross proceeds.

         (f) Provisions to the effect that Infotopia shall not change the location of the principal executive offices of each of IMC and MIT, so long as the Shareholders are employees of IMC, MIT and/or Infotopia, or if Infotopia is still obligated to the Shareholders, including as employees, which obligations are secured by the stock of IMC and/or MIT, and the assets of Infotopia, without the prior written approval of each of the Shareholders affected by any such change in location;
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         (g) Provisions to the effect that so long as the Shareholders are owed money by Infotopia, which obligations are secured by the stock of IMC and/or MIT and the assets of Infotopia, that except by the decision of the Shareholders or with the prior written approval of each of the Shareholders, the employees of IMC and MIT at the Closing shall be retained and that the business and manner of conducting their businesses as of the Closing shall not be changed. In addition, there shall be a provision to the effect granting employees of IMC and MIT (except for the Shareholders) and consultants of IMC and MIT specifically approved in writing by Infotopia at the Closing stock of Infotopia or stock options to acquire such stock in a manner generally consistent with grants to other, comparable Infotopia employees;

         (h) Provisions to the effect that the Shareholders shall be entitled to all of the profits of IMC and MIT until the date of the closing of the transactions contemplated by the definitive Agreement;

         (i) Provisions to the effect that Infotopia shall have an obligation to obtain directors and officers insurance for the Shareholders and to include them as named insured on products liability insurance, errors and omissions insurance and general liability insurance and to obtain all other insurance which is customary for this type of transaction, including as a result of the employment of the Shareholders by IMC, MIT and/or Infotopia, after the Closing. All such insurance shall remain in effect for a minimum of three (3) years after the termination of the employment of the Shareholders;

         (j) A provision to the effect that a bankruptcy action filed by Infotopia or any of its affiliates or subsidiaries, including, without limitation, IMC and MIT, without the written approval of the Shareholders, shall be an event of default;

         (k) A provision to the effect that while the stock of IMC and MIT is pledged and the assets of Infotopia assigned as security for the payments due from Infotopia as provided herein, neither corporation can be reorganized, merged or involved in a similar transaction or liquidated or dissolved, without the prior written approval of the Shareholders, which approval shall not be unreasonably withheld; and

         (l) A provision to the effect that at the Closing Infotopia shall pay the Shareholders an amount equal to all deposits that have been paid by IMC and MIT.

         The parties will use their best efforts to conclude their respective due diligence enquiries and, assuming such enquiries are favorable and Infotopia's option to purchase IMC's and MIT's stock is exercised, enter into the Agreement in definitive form by October 15, 2001 (unless the parties agree to extend such date in a writing executed by all parties), and consummate the transactions contemplated by this letter agreement (other than the payment of the option price set forth above), as soon as thereafter as possible. The parties also agree to effect the closing of the transactions contemplated by the Agreement on a date no later than the Outside Closing Date.
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         Failure of the parties to agree upon and execute a definitive Agreement by October 15, 2001 (unless the parties agree to extend such date in a writing executed by all parties), will cause this letter agreement to terminate and be of no further force or effect, and the parties shall have no further obligations to each other, except as may be specifically provided for in this letter agreement as post-termination obligations.

8.  Acquisition of Stock

         The definitive form of the Agreement shall provide that the Shareholders shall sell all of their interests in IMC and MIT to Infotopia, for the Purchase Price set forth in the Agreement, which shall be consistent with the Purchase Price set forth in the next section.

9.  Payment Schedule

         The definitive form of the Agreement shall provide for a payment schedule as follows (all payments provided for in this section 9 shall, in the aggregate, be referred to as the "Purchase Price"):

         (a) Confirmation of the payment of the option price of One Million Dollars ($1,000,000), as set forth in this letter agreement;

         (b) Payment of the sum of Four Million Dollars ($4,000,000) upon due execution by all parties of a definitive Agreement;

         (c) Payment of the sum of Five Million Dollars ($5,000,000) upon the closing of the transactions contemplated in the definitive Agreement;

         (d) Payment of the sum of Five Million Dollars ($5,000,000) on December 1, 2001, or upon the closing of the transactions contemplated in the definitive Agreement, whichever is later;

         (e) A promissory note, in the principal amount of Fifteen Million Dollars ($15,000,000), pursuant to the terms set forth in this letter agreement; and

         (f) An obligation on the part of Infotopia, to the effect that the Shareholders, in the aggregate, shall be entitled to receive 6% of all of the gross revenues of Infotopia, its subsidiaries and affiliates, from any and all sources, including, without limitation, from the sales and exploitation of all products and services of Infotopia, the subsidiaries and affiliates (whether or not acquired by Infotopia pursuant to the definitive Agreement), with a cap on aggregate payments of Forty-Five Million Dollars ($45,000,000). The foregoing shall be paid on a monthly basis, by the fifteenth (15th) day of each month, based on the gross revenues received during the prior month. The payment of the foregoing shall be payable in all events, whether or not the employment agreements are terminated prior to the payment of the full Forty-Five Million Dollars ($45,000,000) and shall be payable to the heirs of any deceased Shareholder. The Shareholders or their representative shall have customary audit rights. The payment of the Forty-Five Million Dollars ($45,000,000)
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shall be secured by the pledge of IMC and MIT stock and assignment of Infotopia assets being pledged to secure the payment for such stock.

10.  Promissory Note, and Security for Payment of Purchase Price

         Infotopia, as part of the Purchase Price to be paid to the Shareholders, shall issue to the Shareholders a promissory note in the principal amount of Fifteen Million Dollars ($15,000,000), which shall have a maturity date of January 1, 2003 and shall provide for installment payments as provided below.

         Such promissory note shall bear interest at the prime rate, plus 1%. For the purposes of the Agreement, the prime rate shall be the rate set forth in the Eastern Edition of The Wall Street Journal. Interest payments shall be made monthly in arrears, commencing on the first day of the calendar month following the Closing and continuing on the first day of each successive calendar month, until the principal is paid off at maturity on January 1, 2003 (along with the last interest payment). Interest payments shall be made on the average outstanding principal balance during each interest period.

         Principal payments, in the amount of One Million, Two Hundred and Fifty Thousand Dollars ($1,250,000) shall be made on the first calendar day of each month, commencing on January 1, 2002 (or the first calendar day of the first calendar month after the closing of the transactions contemplated by the Agreement, whichever comes later).

         To secure the obligations of Infotopia under the promissory note described above, Infotopia shall pledge the stock of IMC and MIT that it is purchasing from the Shareholders, and all the assets of Infotopia. Infotopia, IMC and MIT shall enter into a security agreement providing for such pledge and assignment of assets.

11.  Securities Considerations and Compliance

         Infotopia represents and warrants that it has sold shares of its common stock and other of its securities, and intends to continue to sell shares of its common stock and other of its securities, to investors in public and/or private offerings, and that the proceeds therefrom, in whole or in part, have been used and will be used to make payments to the Shareholders as required in this letter agreement. In furtherance of the foregoing, Infotopia represents and warrants that, after reasonable due inquiry and investigation, to the best of its knowledge, it has complied fully with all federal and state securities laws, and will continue to comply fully with all federal and state securities laws, both with respect to all securities offerings it has completed in which the proceeds therefrom have been used to pay the Shareholders the option price of One Million Dollars ($1,000,000), and all future securities offerings it intends to conduct in which the proceeds therefrom, in whole or in part will be used to make future payments to the Shareholders in accordance with the provisions of this letter agreement.

         Infotopia further represents, warrants and agrees that counsel for Infotopia shall render an opinion in favor of the Shareholders confirming
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Infotopia's compliance with all federal and state securities laws, including, without limitation, the registration and/or exemption from registration provisions of federal and state securities laws, with respect to any offer and sale of securities by Infotopia to finance the transactions contemplated in this letter agreement. Counsel's opinion shall also include, without limitation, an opinion that, after reasonable due inquiry and investigation, to the best of their knowledge, Infotopia and other entities, if any, involved in the subject transaction are in full compliance with their reporting obligations pursuant to the Securities Exchange Act of 1934, as amended, and that any private or public offering of securities comply fully with all federal and state regulations and statutes relating thereto, and that all offering materials relating to any offer or sale of securities by Infotopia do not, after reasonable due inquiry and investigation, to the best of their knowledge, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make any statement made, in light of the circumstances in which it was made, not misleading.

         Infotopia hereby agrees to indemnify and hold harmless each of the Shareholders, MIT and IMC and their respective officers, directors, employees, affiliates, related entities, attorneys, accountants, agents and spouses, heirs, estates and representatives (collectively the "Selling Parties") against any losses, claims, damages, fines, penalties, actions or liabilities, joint or several, to which the Selling Parties, or any of them, may become subject under the federal and state securities laws or otherwise insofar as such losses, claims, damages, actions or liabilities in respect thereof arise out of or are based upon any past, current or future violations of federal and state securities laws or based upon any untrue or alleged untrue statement of any material fact made by Infotopia or any of its shareholders, officers, directors, employees, attorneys, accountants or agents in any past, current or future offer or sale of its securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, including, without limitation, as a result of a class action lawsuit and/or any other event relating to the conduct of Infotopia's business; and will pay each of the Selling Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, action or liability, including, without limitation, any action, proceeding, investigation, arbitration or suit by an investor or governmental agency.

         Any and all materials, statements, disclosures or offering documents intended to be used by, for or on behalf of Infotopia in securities transactions contemplated by this letter agreement, where the proceeds in whole or in part are to be paid to the Shareholders, shall be subject to approval by MIT, IMC and the Shareholders (which approval shall not be unreasonably withheld), except that the parties hereto acknowledge and agree that the Shareholders have not been given an opportunity to approve, nor have they approved, any and all representations, agreements, statements, disclosures or offering documents (written or oral), which have already been used by Infotopia to raise funds for the payment of the option price.
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12.  Default on Payment of Purchase Price

         In the event that Infotopia does not exercise its option to acquire the stock of IMC and MIT, by October 15, 2001, or the parties do not enter into a definitive Agreement by January 1, 2002, or the LOI is terminated before the parties enter into a definitive Agreement, or Infotopia defaults on the payments of the Purchase Price called for as of the execution of the definitive Agreement, or between the time of execution of the definitive Agreement and the closing of the transactions contemplated by the Agreement, the Shareholders shall be entitled to keep the One Million Dollars ($1,000,000) representing the option price paid by Infotopia, as well as any other payments already made by Infotopia, and the Shareholders, IMC, MIT and Infotopia shall have no further obligations to each other, except as may be set forth specifically in this letter agreement or in the definitive Agreement.

         In the event that Infotopia defaults on the payments of the portion of the Purchase Price called for in the promissory note described above in this letter agreement, or in the payment of any monies due to the Shareholders, as provided herein, the Shareholders, IMC and MIT shall have the respective rights as set forth in the security agreement by which Infotopia pledged the stock in IMC and MIT that it is acquiring and the assets of Infotopia.

13.  Non-competition

         At the same time as the definitive Agreement is executed by the Shareholders, IMC, MIT and Infotopia, the Shareholders shall each enter into non-competition agreements with Infotopia, to become effective at the Closing, which may form a part of the employment agreements contemplated in the next section.

         These agreements shall provide, in essence, that for two and one-half (2 1/2) years after the Closing, the Shareholders shall work exclusively for IMC, MIT and /or Infotopia, and for a further one (1) year period after such two and one-half (2 1/2) year period, the Shareholders shall agree not to compete with Infotopia. These agreements shall also provide that, in the event the Shareholders perform services for Infotopia after such two and one-half (2 1/2) year period has elapsed, then the one (1) year non-competition period shall be reduced on a month-for-month basis. Notwithstanding the foregoing, the foregoing non-competition agreement shall terminate and be of no further force and effect, if Infotopia breaches its obligations to pay the money owed Shareholders for the stock, or under their employment agreements or with respect to a Shareholder if the employment agreement of that Shareholder is terminated by that Shareholder for cause or by Infotopia without cause.

14.  Employment Agreements

         The Shareholders shall, at Closing, each enter into employment agreements with Infotopia and/or IMC and/or MIT, for a period of two and one-half years (counting from the date of Closing), covering among other things, their right to continue to operate IMC and MIT while they are employed by any of the three entities. These employment agreements shall be effective at the time of Closing.

         The employment provisions shall contain provisions to the effect that each of the Shareholders shall have a salary, for two and one-half (2 1/2) years after the closing of the transactions contemplated in the Agreement, of the sum of One Million Dollars ($1,000,000) per annum, prorated for less than a full twelve 12) months, and providing for all customary fringe benefits generally provided executives of Infotopia, including, without limitation, health insurance benefits and automobile allowances.

15.  Payment of IMC and MIT Overhead

         As part of the definitive Agreement, Infotopia shall agree to pay all of the monthly overhead, expenses and salaries of IMC and MIT, for a period of two and one-half (2 1/2) years from the date of Closing. The salary expenses shall include the expenses contemplated by the employment agreements of the Shareholders.

         Infotopia, IMC and MIT shall agree, in the form of a schedule attached to the definitive Agreement, as to what constitutes the monthly overhead, expenses and salaries Infotopia is responsible for.

         Infotopia, IMC and MIT agree that the overhead, expenses and salaries of IMC and MIT that Infotopia is responsible for may not be increased by more than six per cent(6%) in any calendar year, without the prior written approval of Infotopia.

16.  Guarantee of Lease

         At the Closing, and subject to approval by the landlord, Infotopia shall cause either: (i) the Shareholders to be released from their personal guarantee of the Letter of Credit securing payments due under the lease of space by IMC and MIT, or (ii), Infotopia to substitute its Letter of Credit for the Letter of Credit presently securing payments under the lease.

17.  Termination of Letter Agreement

         This letter agreement shall terminate as provided in this LOI, including, without limitation, that this LOI shall terminate automatically at 5:59 p.m., New York City time, on October 15, 2001, in the event that the parties have failed to enter into a definitive Agreement by such time, unless such time shall have been extended in writing by all parties.

         This letter agreement may be terminated by mutual written agreement of Infotopia, IMC and MIT at any time.

         This letter agreement may be terminated by Infotopia on ten (10) calendar days' written notice to IMC, MIT and the Shareholders.

         This letter agreement may be terminated by a party hereto if the other party hereto shall have materially breached any of its obligations or agreements hereunder, or upon either party's failure to comply with their respective obligations under the last paragraph of Section 5 hereof.

         Upon termination, this letter agreement shall be null and void and of no further effect, and the parties shall have no further obligation as a result hereof, except for: (a) liability for breach of this letter agreement, (b)as otherwise set forth herein, and (c)for the sections of this LOI following this section. The Shareholders shall be entitled to keep the One Million Dollar ($1,000,000) option payment in all events.

18.  Non-publicity and Confidentiality

         Each of the parties hereto agrees not to disclose the existence or contents of this letter agreement, or the transaction contemplated by the Agreement or this letter agreement, without the prior written consent of the other parties hereto, except to such advisors and attorneys who have a need to know such information, except for the spouses of Shareholders and except as may be required by law. IMC, MIT and the Shareholders must approve in writing all press releases, announcements or similar statements to be issued by, for or on behalf of Infotopia.

19.  Expenses; Brokers and Finders

         Infotopia agrees that it shall pay all of the legal and accounting fees and expenses reasonably incurred by IMC and MIT and the Shareholders in connection with the negotiation, preparation and consummation of this LOI and the Agreement. In addition, Infotopia shall pay concurrently with the signing of the LOI, a Fifteen Thousand Dollar ($15,000) back end retainer to each of Jenkens & Gilchrist, Rigney/Friedman Business Management, Inc. and Gelfand & Stein, for an aggregate of Forty Five Thousand Dollars ($45,000).

         Infotopia also agrees that it will provide a supplemental indemnity to Dave Richmond and Mark Levine, and MIT against any loss, damages or costs incurred by MIT, Mr. Richmond and/or Mr. Levine in connection with the pending litigation of MIT, Mr. Richmond and Mr. Levine with the Federal Trade Commission, known as the Enforma litigation. The parties acknowledge that such indemnity provided by Infotopia is in addition to an indemnity already provided by Enforma in connection with such litigation, and shall apply only in the event Enforma does not honor its indemnity.

         Each of the parties represents to the other parties that it has not engaged any broker or finder in connection with the transactions contemplated herein or in the Agreement.

20.  Binding Nature; Covenant to Close

         Pending the execution and delivery of the Agreement, this letter agreement shall constitute a binding agreement between the parties hereto, upon its execution.

         Each party covenants to the other to use reasonable best efforts to effect the transactions contemplated herein and in the Agreement, and to satisfy the conditions needed for the execution of the Agreement and the closing of the transactions set forth in the definitive Agreement.

21.  Non-assignability

         No party hereto may assign any of its rights, or delegate any of its duties hereunder, without the prior written consent of the other party hereto.

22.  Governing Law; Jurisdiction

         The provisions of this Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California, without reference to choice or conflicts of law principles. Any and all suits or actions, whether federal or state, for any breach of this Agreement, or otherwise arising out of this Agreement, shall be filed and prosecuted in any court of competent jurisdiction in the City of Los Angeles, State of California. The parties hereto hereby consent and submit to the jurisdiction of the courts in the City of Los Angeles, State of California, and hereby agree that service of process on any party may be effected by certified mail, return receipt requested, postage prepaid. Each of the parties waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any such suit or action in any such court.

23.  Attorneys' Fees

         If any action, suit or other proceeding is instituted to remedy, prevent or obtain relief from a default in the performance by any party of such party's obligations under this Agreement, the prevailing party shall recover all of such party's reasonable attorneys' fees and costs incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

         Please indicate your acceptance and approval of this letter agreement, by having it executed and dated where indicated below, and return an executed copy to me on or before 11:59 PM, New York City Time, on July 19, 2001.

                                             Very truly yours,

                                             INFOTOPIA, INC.


                                             By: /s/ Daniel Hoyng
                                                ----------------------------
                                                     Daniel Hoyng
                                                     Chief Executive Officer

ACCEPTED AND AGREED TO:


INFOMERCIAL MANAGEMENT CORPORATION

By: Mark Levine, President

Dated: July 19, 2001

MODERN INTERACTIVE TECHNOLOGY, INC.

By: Mark Levine, President

Dated: July 19, 2001


/s/ Dave Richmond
--------------------
    Dave Richmond
Dated: July 19, 2001

/s/ Mark Levine
--------------------
    Mark Levine

Dated: July 19, 2001

/s/ Gary P. Kohn
--------------------
    Gary P. Kohn
Dated: July 19, 2001